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                        FIRST AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

     This First Amendment is made as of the 17th day of June 1999, by and between GEORGE R. JENSEN, JR. ("Jensen"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

     USA and Jensen entered into an Employment And Non-Competition Agreement dated November 20, 1997 (the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

     NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:


     1.   Amendments.

          A. Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

          (a) USA shall employ Jensen as Chairman and Chief Executive Officer commencing on the date hereof and continuing through June 30, 2001 (the "Employment Period") and Jensen hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2001, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.


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          B.   Subparagraph (d) of Section 2. Compensation and Benefits of the
Agreement is hereby deleted and the following new subparagraph (d) is hereby substituted in its place:

          (d) As a further incentive to Jensen, USA believes it is in the best interest of USA to grant to Jensen eight percent of the issued and outstanding shares of Common Stock of USA ("Common Stock") in the event there is a USA Transaction (as defined below), all as more fully described in Section 4 hereof.

          C. The title of Section 4. Five Percent Rights. of the Agreement is hereby deleted and the following new title of Section 4. is hereby substituted in its place:

          SECTION 4. Eight Percent Rights.

          D. The first sentence of Subparagraph A. of Section 4. Five Percent Rights of the Agreement is hereby deleted and the following new first sentence of subparagraph A. is hereby substituted in its place:

          A. If at any time after the date hereof there shall be a USA Transaction, USA shall issue to Jensen that number of shares of Common Stock as shall when issued to him equal eight percent (8%) of all the then issued and outstanding shares of Common Stock (the "Rights").

          2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

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          3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          4. Original Part. The amendments to the Agreement made in Paragraph 1 hereof shall be deemed to have been an original part of the Agreement and to have been effective from and after the date of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.


                                    USA TECHNOLOGIES, INC.


                                By: /s/ Stephen P. Herbert
                                    ----------------------------
                                    Stephen P. Herbert,
                                    President


                                    /s/ George R. Jensen, Jr.
                                    ----------------------------
                                    GEORGE R. JENSEN, JR.


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